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                                                                     EXHIBIT 5.1

                             COHEN & GRIGSBY, P.C.
                                ATTORNEYS AT LAW
                                 2900 CNG TOWER
                               625 LIBERTY AVENUE
                      PITTSBURGH, PENNSYLVANIA 15222-3115

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                            TELEPHONE (412) 394-4900
                               FAX (412) 391-3382

                                November 5, 1997


Board of Directors of
SEEC, Inc.

                  We have acted as counsel to SEEC, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 in order to register under the Securities Act of 1933, as amended, 650,000 shares of the Company's common stock, $0.01 par value (the "Common Stock") which are reserved for issuance upon exercise of stock options granted or available to be granted under the SEEC, Inc. 1997 Stock Option Plan (the "Plan").

                  In our opinion the shares of Common Stock to be issued, when issued in accordance with the Plan, will be validly issued, fully-paid and non-assessable shares of Common Stock of the Company.

                  We hereby consent to the reference to us in the Prospectus of the Company constituting part of the Company's Registration Statement to be filed with the Securities and Exchange Commission registering the Common Stock and to the inclusion of this letter as an exhibit to the Registration Statement.

                  This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991) as supplemented or modified by Part I, together with the Forward and Glossary of the Pennsylvania Third Party Legal Opinion Supplement (the "Pennsylvania Supplement") of the PBA Section of Corporation, Banking and Business Law (1992). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord and the Pennsylvania Supplement, and this Opinion Letter should be read in conjunction therewith. Unless otherwise indicated, capitalized terms used in this Opinion that are defined in the Accord or the Pennsylvania Supplement will have the same meanings in this Opinion as the meanings set forth in the Accord or the Pennsylvania Supplement, respectively (and, to the extent of a conflict between the same, priority shall be given to the Accord and the Pennsylvania Supplement in that order).

                                  Very truly yours,

                                  /s/ COHEN & GRIGSBY

                                  COHEN & GRIGSBY
                                  A Professional Corporation